UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

January 26, 2007

SUBURBAN PROPANE PARTNERS, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-14222	22-3410353
(Commission File Number)	(IRS Employer Identification No.)

240 Route 10 West, Whippany, New Jersey	07981
(Address of Principal Executive Offices)	(Zip Code)

(973) 887-5300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Effective January 26, 2007, Suburban Propane Partners, L.P. (the “Partnership”) eliminated the position of Chief Information Officer, and Mr. Jeffrey Jolly left the Partnership to pursue other opportunities.  His responsibilities will be assumed by other employees of the Partnership.

(e)

In connection with Mr. Jolly’s departure, Mr. Jolly and the Partnership have entered into an Agreement and Release (the “Agreement”). The Agreement provides for the following severance benefits in exchange for, among other things, Mr. Jolly’s release of all claims against the Partnership, Mr. Jolly’s agreement not to disclose Partnership confidential information in his possession and, through July 26, 2008, Mr. Jolly’s agreements not to compete with the Partnership, solicit any Partnership customer nor solicit the employment of any Partnership employee:

•

Mr. Jolly will continue to receive his base salary at the rate in effect on the date of his departure, less applicable withholdings, through July 26, 2008 (a total of $330,000);

•

The Partnership will continue to pay, under COBRA, applicable premiums for health insurance benefits for Mr. Jolly through July 26, 2008, or until Mr. Jolly earlier obtains health insurance benefits under another plan;

•

If, at the conclusion of the Partnership’s 2007 fiscal year (September 29, 2007), incentive awards under the Partnership’s Incentive Compensation Plan are earned by participants under that plan, then Mr. Jolly will be paid his full incentive award, without pro-ration (which, depending on Partnership performance during the fiscal year, could be as high as $157,300);

•

The Partnership will make a one-time payment to Mr. Jolly in the amount of $34,834 (less applicable withholdings) representing full and final payment of Mr. Jolly’s vested account balance under the Partnership’s long term incentive plan adopted as of October 1, 1997 (“LTIP-1”).  If awards under the 2005 Award Cycle of the Partnership’s long term incentive plan adopted as of October 1, 2002 (“LTIP-2”) are earned by participants under that plan, then Mr. Jolly will be paid, in November 2007, his full award without pro-ration (the amount thereof cannot be calculated prior to September 29, 2007, the end of that performance period).  If and only if there is a change of control of the Partnership within the six-month period immediately following the execution of the Agreement, then Mr. Jolly will be eligible, pursuant to the provisions of LTIP-2, to receive payments for the 2006 and 2007 Award Cycles thereunder;

•

The Partnership will pay the expenses for the preparation of Mr. Jolly’s income tax returns for the tax years ending December 31, 2006 and 2007; and

•

The Partnership will transfer to Mr. Jolly his company car.

Upon the death of Mr. Jolly, or any change of control of the Partnership, prior to July 26, 2008, all of the remaining monies then due to Mr. Jolly under the Agreement or any benefit plan of the Partnership will be paid in full to Mr. Jolly or his estate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2007	SUBURBAN PROPANE PARTNERS, L.P.

	By:	/s/ PAUL ABEL
	Name:	PAUL ABEL
	Title:	General Counsel & Secretary